ARTHUR ANDERSEN & CO.




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                            AUDITORS' REPORT
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To International Comfort Products Corporation:


We have audited, in accordance with auditing standards generally accepted in Canada, the 1997 consolidated financial statements of International Comfort Products Corporation (formerly Inter-City Products Corporation) and have issued our report thereon dated February 9, 1998. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The financial statement schedules listed in the index under item 14 are the responsibility of the Company's management and are presented for the purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. These schedules for 1997 have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly state in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


  /s/  Arthur Andersen & Co.

February 9, 1998
Mississauga, Canada



COOPERS        chartered      145 King Street West      tel.:(416)869-1130
& LYBRAND      accountants    Toronto, Ontario          fax: (416)863-0926
                              Canada M5H 1V8            direct tel.:941-8237
                                                        direct fax: 941-8446




           REPORT OF INDEPENDENT CHARTERED ACCOUNTANTS TO THE
              DIRECTORS OF INTER-CITY PRODUCTS CORPORATION



Our report on the consolidated financial statements of Inter-City Products Corporation as of December 31, 1996 and for the two years then ended is included on page 31 of this Form 10-K. In connection with our audits of such financial statements, we have also audited the related financial statement schedules as listed in the index on page 71 of this Form 10-K.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included herein.



 /s/ Coopers & Lybrand

Coopers & Lybrand
Chartered Accountants
Toronto, Ontario

February 11, 1997


             INTERNATIONAL COMFORT PRODUCTS CORPORATION
            Schedule I - Condensed Financial Information
     Non-Consolidated Statements of Income (Loss) and Deficit
       For the Years Ended December 31, 1997, 1996 and 1995
                 (In Millions of U.S. Dollars)
-----------------------------------------------------------------------

                                               1997      1996      1995
-------------------------------------------------------------------------
Revenue
  Administrative fees charged to
    subsidiaries                            $   2.4     $   2.8   $   2.4
Operating Expenses                              2.6         3.1       3.1
Restructuring Costs                              -           -        2.8
-------------------------------------------------------------------------

Operating Loss                                  (.2)        (.3)     (3.5)
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Financial Items
  Interest charged to subsidiaries               -            -       4.5
  Other interest income                          .1          .6        .8
  Gain (loss) on foreign exchange                .5           -       (.3)
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                                                 .6          .6       5.0
-------------------------------------------------------------------------
Income Before Income Taxes                       .4          .3       1.5
Income Taxes                                     -           -       (1.7)
-------------------------------------------------------------------------
Income (Loss) Before Equity Share of
  Net Income (Loss) From Subsidiaries            .4          .3       (.2)
Equity Share of Net Income (Loss)
  From Subsidiaries                            21.6        11.3     (81.0)
-------------------------------------------------------------------------

Income (Loss) From Continuing Operations       22.0        11.6     (81.2)
-------------------------------------------------------------------------

Discontinued Operations
  Steel Pipe Operations                          -         (3.1)    (14.3)
  Settlement of former Resources claim           -           -        2.9
  Utilization of prior years' tax losses         -           -        1.3
  Write-off of deferred tax debit -
    Flying J environmental provision             -           -       (1.9)
-------------------------------------------------------------------------
                                                 -         (3.1)    (12.0)
-------------------------------------------------------------------------

Net Income (Loss)                              22.0         8.5     (93.2)
Deficit - Beginning of the Year              (138.4)     (146.9)    (53.7)
-------------------------------------------------------------------------

Deficit - End of the Year                   $(116.4)    $(138.4)  $(146.9)
=========================================================================

                            see accompanying notes

             INTERNATIONAL COMFORT PRODUCTS CORPORATION
            Schedule I - Condensed Financial Information
                   Non-Consolidated Balance Sheets
                  As of December 31, 1997 and 1996
                   (In Millions of U.S. Dollars)
--------------------------------------------------------------------

                                            1997         1996
--------------------------------------------------------------------
ASSETS
Current Assets
  Cash                                     $  2.9         $  3.5
  Accounts receivable and other                .5             .6
  Accounts receivable -
    subsidiary companies                     11.1           10.3
---------------------------------------------------------------------
                                             14.5           14.4
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Investments
  Shares of subsidiary companies
    at equity                                10.3          (11.4)
  Advances to subsidiary companies           27.1           27.6
---------------------------------------------------------------------
                                             37.4           16.2
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Fixed Assets, net                              .2             .2
---------------------------------------------------------------------
                                           $ 52.1         $ 30.8
=====================================================================

LIABILITIES
  Accounts payable and
    accrued liabilities                    $   .6         $  2.0
---------------------------------------------------------------------

SHAREHOLDERS' EQUITY
  Ordinary Shares                           171.2          169.2
  Deficit                                  (116.4)        (138.4)
  Foreign Currency Translation Adjustment    (3.3)          (2.0)
---------------------------------------------------------------------
                                             51.5           28.8
---------------------------------------------------------------------
                                           $ 52.1         $ 30.8
=====================================================================

                    see accompanying notes

             INTERNATIONAL COMFORT PRODUCTS CORPORATION
            Schedule I - Condensed Financial Information
    Non-Consolidated Statements of Changes in Financial Position
        For the Years Ended December 31, 1997, 1996 and 1995
                 (In Millions of U.S. Dollars)
------------------------------------------------------------------------

Cash provided by (used for):                 1997      1996      1995
------------------------------------------------------------------------
Operations
  Income (loss) before equity share of
    net income (loss) from subsidiaries     $  .4       $  .3     $ (.2)
  Items not involving current cash flows
    Gain (loss) on foreign exchange
      and other                               (.6)         -         .8
Changes in operating working capital
  Accounts receivable and other                .1         5.3      (5.2)
  Accounts receivable -
    subsidiary companies                      (.8)       (7.8)     (3.5)
  Accounts payable and accrued liabilities   (1.4)       (4.0)      3.8
------------------------------------------------------------------------
                                             (2.3)       (6.2)     (4.3)
------------------------------------------------------------------------

Investment
  Investment in and advances to
    subsidiaries                              (.3)        (.4)      (.4)
  Proceeds on sale of fixed assets             -           .2        -
  Discontinued operations and other            -           -        4.2
------------------------------------------------------------------------
                                              (.3)        (.2)      3.8
------------------------------------------------------------------------

Financing
  Ordinary shares issued                      2.0          .5        .6
  Funds from Trustee for 1990
    Plan of Arrangement                        -          2.2        -
------------------------------------------------------------------------
                                              2.0         2.7        .6
------------------------------------------------------------------------

Increase (Decrease) in Cash                   (.6)       (3.7)       .1
Cash - Beginning of the year                  3.5         7.2       7.1
------------------------------------------------------------------------

Cash - End of the year                      $ 2.9       $ 3.5     $ 7.2
========================================================================

                       see accompanying notes

             INTERNATIONAL COMFORT PRODUCTS CORPORATION
            Schedule I - Condensed Financial Information
           Notes to Non-Consolidated Financial Statements
        For the Years Ended December 31, 1997, 1996 and 1995
                 (In Millions of U.S. Dollars)
------------------------------------------------------------------------

1.  BASIS OF PRESENTATION

    These financial statements have been prepared for management purposes. They have been prepared in accordance with generally accepted accounting principles except that the accounts of subsidiary companies have not been consolidated herein. Investments in shares of subsidiary companies have been accounted for using the equity method. Consolidated financial statements of the Company for the year ended December 31, 1997 have been issued to the shareholders.

2.  GUARANTEE

    The Company has provided a guarantee in respect of short-term borrowings of International Comfort Products Corporation (Canada).